GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS 2016 SALES AND EARNINGS
FOR THE FOURTH QUARTER AND FULL YEAR

- Company Reports Fourth Quarter Sales of $3.78 Billion and Earnings Per Share of $1.02 -

Atlanta, Georgia, February 21, 2017 — Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the fourth quarter and twelve months ended December 31, 2016.

Sales for the fourth quarter ended December 31, 2016 were $3.78 billion, a 3% increase compared to $3.68 billion for the same period in 2015. Net income for the fourth quarter was $152.5 million compared to $161.3 million recorded for the same period in the previous year. Earnings per share on a diluted basis were $1.02 compared to $1.07 for the fourth quarter last year.

Fourth quarter sales for the Automotive Group were up 2%, including an approximate 1% comparable sales increase. Sales at Motion Industries, our Industrial Group, were up 4%, sales at EIS, our Electrical/Electronic Group, were basically unchanged and sales for S. P. Richards, our Office Products Group, were up 4% for the quarter.

Paul Donahue, President and Chief Executive Officer, commented, “The fourth quarter was our strongest quarterly sales performance of the year, with acquisitions being the primary growth driver in each of our four business segments. With that said, we did see improvement in our comparable sales trends in the Automotive, Industrial and Electrical/Electronic businesses relative to the second and third quarters of 2016. Generally, we operated in more favorable market conditions as the fourth quarter progressed, and our teams were in position to benefit from that.”

Sales for the twelve months ended December 31, 2016 were $15.34 billion, up 0.4% compared to $15.28 billion for the same period in 2015. Net income for the twelve months was $687.2 million, down 3% from 2015, and earnings per share on a diluted basis were $4.59, down 1% compared to $4.63 in 2015.

Mr. Donahue concluded, “We worked hard in every aspect of our business to overcome the challenging sales environment that persisted in our U.S. markets throughout most of 2016. We also enhanced our measures to control rising costs and manage our assets to further strengthen the balance sheet and generate strong cash flows. Due to these efforts, as well as the global growth initiatives across our operations and geographies, the Company enters 2017 well positioned for sustainable long-term growth.”

2017 Outlook

The Company is establishing its full year 2017 sales guidance at up 3% to 4%. Diluted earnings per share is expected to be $4.70 to $4.80.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-604-9665, conference ID 5619563. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 5619563, two hours after the completion of the call until 12:00 a.m. Eastern time on March 7, 2017.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Vice President — Investor Relations – (678) 934-5628

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Dec. 31,		Year Ended Dec.31,
	2016	2015	2016	2015
	(in thousands, except per share data)
Net sales	$3,780,065	$3,681,790	$15,339,713	$15,280,044
Cost of goods sold	2,648,982	2,586,312	10,740,106	10,724,192

Gross profit	1,131,083	1,095,478	4,599,607	4,555,852
Operating expenses:
Selling, administrative & other expenses	855,557	797,959	3,377,780	3,290,496
Depreciation and amortization	39,240	35,911	147,487	141,675

	894,797	833,870	3,525,267	3,432,171
Income before income taxes	236,286	261,608	1,074,340	1,123,681
Income taxes	83,766	100,335	387,100	418,009

Net income	$152,520	$161,273	$687,240	$705,672

Basic net income per common share	$1.03	$1.07	$4.61	$4.65
Diluted net income per common share	$1.02	$1.07	$4.59	$4.63
Weighted average common shares outstanding	148,478	150,552	149,051	151,667
Dilutive effect of stock options and
non-vested restricted stock awards	699	803	753	829

Weighted average common shares outstanding – assuming dilution	149,177	151,355	149,804	152,496

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2016	2015	2016	2015
	(in thousands)
Net sales:
Automotive	$1,996,325	$1,949,365	$8,111,511	$8,015,098
Industrial	1,151,966	1,106,583	4,634,212	4,646,689
Office Products	475,971	458,751	1,969,405	1,937,629
Electrical/Electronic Materials	176,847	177,186	715,650	750,770
Other (1)	(21,044)	(10,095)	(91,065)	(70,142)

Total net sales	$3,780,065	$3,681,790	$15,339,713	$15,280,044

Operating profit:
Automotive	$159,998	$169,082	$715,154	$729,152
Industrial	80,904	72,454	336,608	339,180
Office Products	19,934	33,435	117,035	140,866
Electrical/Electronic Materials	15,434	16,132	60,539	70,151

Total operating profit	276,270	291,103	1,229,336	1,279,349
Interest expense, net	(4,794)	(4,298)	(19,525)	(20,354)
Intangible amortization	(12,546)	(8,933)	(40,870)	(34,878)
Other, net	(22,644)	(16,264)	(94,601)	(100,436)

Income before income taxes	$236,286	$261,608	$1,074,340	$1,123,681

Capital expenditures	$73,993	$47,550	$160,643	$109,544

Depreciation and amortization	$39,240	$35,911	$147,487	$141,675

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
	2016	2015
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$242,879	$211,631
Trade accounts receivable, net	1,938,562	1,822,419
Merchandise inventories, net	3,210,320	2,999,966
Prepaid expenses and other current assets	556,670	521,300

TOTAL CURRENT ASSETS	5,948,431	5,555,316
Goodwill and other intangible assets, less accumulated amortization	1,574,663	1,361,795
Deferred tax assets	132,652	118,525
Other assets	475,530	460,918
Net property, plant and equipment	728,124	648,217

TOTAL ASSETS	$8,859,400	$8,144,771

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,081,111	$2,821,526
Current portion of debt	325,000	375,000
Dividends payable	97,584	92,595
Other current liabilities	740,455	651,533

TOTAL CURRENT LIABILITIES	4,244,150	3,940,654
Long-term debt	550,000	250,000
Pension and other post-retirement benefit liabilities	341,510	284,235
Deferred tax liabilities	48,326	50,684
Other long-term liabilities	468,058	459,956
Common stock	148,410	150,081
Retained earnings	4,058,339	3,927,104
Accumulated other comprehensive loss	(1,013,021)	(930,618)

TOTAL PARENT EQUITY	3,193,728	3,146,567
Noncontrolling interests in subsidiaries	13,628	12,675

TOTAL EQUITY	3,207,356	3,159,242

TOTAL LIABILITIES AND EQUITY	$8,859,400	$8,144,771

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31,
	2016	2015
	(in thousands)
OPERATING ACTIVITIES:
Net income	$687,240	$705,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147,487	141,675
Share-based compensation	19,719	17,717
Excess tax benefits from share-based compensation	(12,021)	(7,024)
Changes in operating assets and liabilities	103,653	301,333

NET CASH PROVIDED BY OPERATING ACTIVITIES	946,078	1,159,373
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(160,643)	(109,544)
Acquisitions and other investing activities	(433,356)	(154,083)

NET CASH USED IN INVESTING ACTIVITIES	(593,999)	(263,627)
FINANCING ACTIVITIES:
Proceeds from debt	4,350,000	3,862,224
Payments on debt	(4,100,000)	(4,005,191)
Share-based awards exercised, net of taxes paid	(16,147)	(9,572)
Excess tax benefits from share-based compensation	12,021	7,024
Dividends paid	(386,863)	(368,284)
Purchase of stock	(181,417)	(292,275)

NET CASH USED IN FINANCING ACTIVITIES	(322,406)	(806,074)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,575	(15,771)

NET INCREASE IN CASH AND CASH EQUIVALENTS	31,248	73,901
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	211,631	137,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$242,879	$211,631